Exhibit 32.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER

OF INSPRO TECHNOLOGIES CORPORATION REQUIRED

BY RULE 13a-14(b) UNDER THE EXCHANGE ACT

In connection with the Quarterly Report of InsPro Technologies Corporation (the "Company") on Form 10-Q for the fiscal quarter ended September 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Anthony R. Verdi, Chief Financial Officer of the Company, certify, based on my knowledge:

(1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 19, 2012

/s/ ANTHONY R. VERDI
Anthony R. Verdi
Chief Executive Officer and Chief Financial Officer